CERITIFICATION PURSUANT TO 18 USC SECTION 1350

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

In connection with the Quarterly Report of Oasis Entertainments Fourth Movie Project, Inc. , a Nevada corporation (the "Company"), on 10-QSB for the June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Luke C. Zouvas, Custodian of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Luke C. Zouvas
Luke C. Zouvas
Custodian
August 11, 2003